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                                                                    Exhibit 21.2

        Subsidiaries of New ICO Global Communications (Holdings) Limited

-       ICO Global Communications (Operations) Limited - Cayman Islands
-       ICO Services Limited - UK Group Management Services
-       ICO Global Communications Holdings (Netherlands Antilles) N.V. - Holding
        Company
-       ICO Properties Ltd. Bermuda (Ownership of 3CC)
-       ICO Global Communications Services (Netherlands Antilles) N.V. - Holding
        Company
- ICO Global Communications Holdings B.V. (South African SAN operator finance) - The Netherlands
- ICO Global Communications Services B.V. Provision of ICO Distribution Rights - The Netherlands
-       ICO Global Communications Services Inc. - USA (Owner of US SAN)
-       ICO Global Communications (Canada) Inc. (Rep office only)
- ICO Global Communications Services (Singapore) PTE Ltd. - Provision of ICO Distribution Rights
- ICO Global Communications (Holdings) PTE Ltd. Singapore - Development of ICO presence in Asia-Pacific Region
-       ICO Global Communications (New Zealand) Limited.
-       Gatecom Mexico SA DE CV (Owner of Mexico SAN)
-       ICO Global Communications Partners Limited - Cyprus
-       Gatecom Netherlands B.V. (Ownership of Korea/India SAN)
-       ICO-R. Russian Venture
-       Gatecom Australia Pty. Limited (Owner of Australia SAN)
-       Gatecom Leasing GmbH (Owner of German SAN)
-       Gatecom - Brazil
-       ICO Telecommunications - Brazil